THIS INDENTURE made the 22nd day of February, 1999

BETWEEN:

FIRWOOD LAND AND TRADING COMPANY LIMITED, a company incorporated in British Columbia and having its registered office at Suite 404, 1199 West Hastings Street, Vancouver, British Columbia

(hereinafter called the "Landlord")
                                  OF THE FIRST PART

AND:

WCOLLECT.COM, CORP., a company incorporated in Florida and having its registered office at Suite 700, 1201 West Pender Street,
Vancouver, BC

(hereinafter called the "Tenant")
                                  OF THE SECOND PART

AND:

VARCOM INC., a company incorporated in British Columbia and having its registered office at Suite 700, 1201 West Pender Street,
Vancouver, BC

(hereinafter called the "Tenant")
                                  OF THE THIRD PART

AND:

IGEAR DEVELOPMENT CORPORATION, a company incorporated in British
Columbia and having its registered office at Suite 700, 1201 West
Pender Street, Vancouver, BC

(hereinafter called the "Tenant")
                                  OF THE FOURTH PART

Premises

1.00 Witnesseth that in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed the Landlord doth demise and lease unto the Tenant all and singular those certain premises being (approximately) 5,633 square feet of Usable Area plus a 272 square feet apportionment of Common Area for a total of 5,905 square feet of Rentable Area as described in the first part of Schedule A annexed hereto (hereinafter referred to as the "Demised Premises") situate in the City of Vancouver in the Province of British Columbia and forming part of the building known as EA House (hereinafter referred to as the "Building"), the Building being erected and situate upon the lands (hereinafter referred to as the "Lands") more particularly described in Schedule B annexed hereto. In this lease, "Rentable Area", "Usable Area", "Common Area" and "Gross Rentable Area" shall take the meanings found in the "BOMA International Standards of Measurement".

1.01  The Demised Premises shall be addressed as Suite 700, 1201
West Pender Street, Vancouver, BC

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                                -2-

Term

2.00 To have and to hold the demised premises for and during the term of five (5) years commencing on the first day of May, 1999 and ending on the last day of April, 2004.

Rent

3.00 Yielding and paying therefor the following sums (hereinafter referred to as "Rent"):

	Year 1
      ------

	For the period between May 1, 1999 and April 30, 2000 the sum of $59,050.00 of lawful money of Canada being rental at the rate of $10.00 per square foot.

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                               -3-

Business Tax, Etc.

4.01 The Tenant shall pay all business, goods and services, or any other taxes from time to time levied in respect of the Tenant's use or occupancy of the demised premises, in respect of any payment(s) required to be made by the Tenant under this lease, or in respect of any other right or obligation of the Tenant arising from this lease, including penalties and/or interest for late payment thereof. Where such taxes are payable to the Landlord as agent for a taxing authority, the terms of any penalty and/or interest provisions applicable to taxed in arrears imposed by the taxing authority on the Landlord will also be imposed by the Landlord on the Tenant.

Evidence of Payments

4.02.01 The Tenant shall produce to the Landlord from time to time at the request of the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this lease.

Allocation of Payments

4.02.02 Payments by the Tenant shall be allocated by the Landlord to amounts due and/or coming due pursuant to the lease in any reasonable fashion, notwithstanding any notation by the Tenant to the contrary.

Acts Conflicting With Insurance

4.03 The Tenant shall not do or permit to be done any act or thing that may render void or voidable or conflict with the requirements of any policy or policies of insurance, including any regulations of fire insurance underwriters applicable to such policy or policies, whereby the demised premises or the building are insured or that may cause any increase in premium to be paid in respect of any such policy. In the event that any such policy or policies is or are cancelled by reason of any act or omission of the Tenant, the Landlord shall have the right at its option to terminate this lease forthwith by giving notice of termination to the Tenant, and in the event that the premium to be paid in respect of any such policy is increased by any act or omission of the Tenant, the Tenant shall pay to the Landlord the amount by which said premium shall be so increased.

No Nuisance

4.04 The Tenant shall not at any time during the said term use, exercise or carry on or permit or suffer to be used, exercised or carried on in or upon the demised premises or any part hereof any noxious, noisome or offensive act, trade, business, occupation or calling, and no act, matter or thing whatsoever shall at any time during the said term be done in or upon the demised premises or any part thereof which shall or may be or grow to the annoyance, nuisance, damage or disturbance of the occupiers or owners of the said building or adjoining land and properties.

Comply With Laws, Etc.

4.05	The Tenant shall comply promptly at its expense with all laws, ordinances, regulations, requirements and recommendations, which may be applicable to the Tenant or to the manner of use of the demised premises, of any and all federal, provincial, civic, municipal and other authorities or association of insurance underwriters or agents and all notices in pursuance of same and whether served upon the Landlord or the Tenant.

Comply With Rules and Regulations

4.06 The Tenant agrees that the rules and regulations endorsed on this lease or attached hereto as Schedule C with such reasonable variations, modifications and additions as shall from time to time be made by the Landlord and any other and further reasonable rules and regulations that may be made by the Landlord and intimated to the Tenant in writing shall be observed and performed by the Tenant and its agents, clerks, servants or employees and all such rules and regulations now in force or hereafter put in force shall be read as forming part of the terms and conditions of this lease as if the same were embodied herein; all such rules and regulations shall be deemed to be a part of this lease.

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                               -4-

Damage to Building by Tenant

4.07 The Tenant shall reimburse the Landlord for costs incurred by the Landlord in making good any damage caused to the said building or any part thereof including the furnishings and amenities thereof as a result of the negligence or wilful act of the Tenant, or persons for whom the Tenant shall be responsible in law, from time to time in or about the demised premises.

Notice of Accidents, Defects, Etc.

4.08 The Tenant shall give the Landlord prompt written notice of any damage to or defect in the heating and air conditioning apparatus, water pipes, gas pipes, telephone lines, electric light or other wires or other casualty.

Assigning or Subletting

4.09.01 The Tenant shall not sublet or otherwise part with possession of the whole or any part of the demised premises for the whole or any part of the term without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.
The Tenant shall not assign this lease for the whole or any part of the terms without the prior consent in writing of the Landlord, which consent shall not be unreasonably withheld. Provided that the Tenant shall, at the time the Tenant shall request the consent of the Landlord, deliver to the Landlord such information in writing (herein called the "Required Information") as the Landlord may reasonably require respecting the proposed assignee or subtenant including the name, address, nature of business, financial responsibility and standing of such proposed assignee or subtenant together with a copy of the offer or agreement relating to the proposed assignment, certified by the Tenant to be a true copy. Provided further that after receiving such request, the Landlord shall have the right, at its option, to terminate this lease by giving, within ten days after receiving the Required Information, not less than thirty nor more than sixty days written notice of termination to the Tenant. In the event of such termination the Rent and other payments required to be made by the Tenant hereunder shall be adjusted to the date of termination. Provided further that the Landlord's right to terminate as aforesaid shall not apply to an assignment by the Tenant as the result of a merger or amalgamation or an assignment to a wholly owned subsidiary of the Tenant. Provided further that the Tenant shall cause any permitted assignee of the Tenant to execute and deliver to the Landlord, concurrently with the happening of the assignment, an agreement with the Landlord, on terms reasonably satisfactory to the Landlord wherein the Assignee covenants to observe and perform all of the obligations of the Tenant as and from the effective date of the assignment for the balance of the term of the lease.

4.09.02 In no event shall any assignment or subletting, to which the Landlord may have consented release, relieve the Tenant from its obligations fully to perform all the terms, convenants and conditions of this lease on its part to be performed and in any event the Tenant shall be liable for the Landlord's reasonable costs incurred in connection with the Tenant's request for consent.

4.09.03 If the Tenant is an incorporated company, any change in the control of such company shall be deemed, for the purposes hereof, to be an assignment of this lease.

Indemnity to Landlord

4.10 Provided that it is not the result of negligence on the part of the Landlord or any person for whom the Landlord is responsible in law, the Tenant shall indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits or actions growing out of:

(a) any breach, violation or non-performance of any covenant, condition or agreement in this lease set forth and contained on the part of the Tenant, to be fulfilled, kept, observed and performed;

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                               -5-

(b) any damage to property while said property shall be in or about the demised premises; and

(c) any injury to any person for whom the Tenant if responsible in law, including death resulting at any time therefrom, occurring in or about the demised premises and/or on the lands;

and this indemnity shall survive the expiry or sooner determination of this lease, only with respect to any of the above occurring while the lease was in force.

Tenant Insurance

4.11.01	The tenant shall, at its expense, provided and maintain
in force during the term of this lease or of any renewal thereof:

(a) interior glass insurance, for the benefit of the Landlord and the Tenant, covering all glass in the demised premises, including glass windows and doors, in an amount equal to the full insurable value thereof, unless the cost of similar insurance is included in the Operating Costs;

(b) public liability insurance, for the benefit of the Landlord and the Tenant, in such reasonable amounts as may be required by the Landlord in respect of injure or death to one or more persons or property damage;

(c) fire insurance, extended coverage endorsement, theft, and water damage insurance (including, if applicable, sprinkler leakage) covering all the Tenant's property in the demised premises including, without limitation, its furniture, improvements, equipment, fittings, fixtures and stock in trade to full insurable value.

4.11.02 All insurance shall be effected with insurers and brokers and upon terms and conditions reasonably satisfactory to the Landlord and copies of all policies shall be delivered to the Landlord.

4.11.03 All policies of insurance shall contain a waiver of subrogation clause in favour of the Landlord and shall also contain a clause requiring the insurer not to cancel or change the insurance without first giving the Landlord 30 days' prior written notice thereof.

4.11.04 The Tenant agrees that if it does not provide or maintain in force such insurance, the Landlord may take out the necessary insurance and pay the premium therefor for periods of one (1) year at a time, and the Tenant shall pay to the Landlord as additional rental the amount of such premium immediately on demand.

4.11.05 In the event that both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Landlord and the balance, if any, to the settlement of the claim of the Tenant.

Goods and Chattels Not To Be Removed

4.12 The Tenant agrees that all goods and chattels moved into the demised premises shall not, except in the normal course of business, be removed from the demised premises until all Rent due or to be become due during the term during the term of this lease is fully paid.

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                               -6-
Repairs

4.13.01 The Tenant shall, during the said term, well and sufficiently repair, maintain, amend and keep the demised premises, with the appurtenances and all fixtures, in good and substantial repair when, where and so often as need shall be, reasonable wear and tear and damage by fire and other risks against which the Landlord is insured (hereinafter collectively referred to as "Tenant Repair Exceptions") only excepted.

4.13.02 The Landlord and its agents shall have the right to all reasonable times during the said term upon 24 hours notice excepting an emergency situation to enter the demised premises to examine the condition thereof, and further, that all want of reparation that upon such view shall be found, and for the amendment of which notice in writing shall be left at the demised premises, the Tenant shall well and sufficiently repair and make good accordingly.

Use of Premises

4.14 The Tenant shall not use the demised premises nor allow the demised premises to be used for any other purpose than that for which the premises are hereby leased, namely, as a general business office.

Signs

4.15 The Tenant shall not paint, display, inscribed, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside of the building or visible from the outside of the building or in any corridor, hallway, entrance or other public part of the said building. Provided that the Landlord shall prescribe a uniform pattern for identification signs for tenants to be placed on the outside of the main door leading into the demised premises. Provided that at the request of the Tenant and at the Tenant's expense, the Landlord shall cause such a sign to be placed in position.

Alterations Etc.

4.16.01 The Tenant shall not without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, make any alterations, repairs or improvements to the demised premises or construct or place therein or alter any interior partitions (including moveable partitions, partial partitions or other installations) or do anything that might affect the proper operation of the lighting, hearing or air conditioning systems.
The Tenant shall submit to the Landlord detailed plans and specifications of any such work or installation when applying for consent, and the Landlord reserves the right to recover from the Tenant the cost of having its architects or engineers examine such plans and specifications. The Tenant understands that, in granting consent, the Landlord may impose conditions with respect to the electrical and mechanical services (which term includes heating and air conditioning) and those conditions may require the Tenant to pay for reasonable alterations or modifications to the said electrical and mechanical services. The Landlord may require that any or all work to be done, or materials to be supplied hereunder shall be done or supplied by the Landlord's materials to be supplied hereunder shall be done or supplied by the Landlord's materials to be supplied hereunder shall be done or supplied by the Landlord's contracts and/or workmen or by contractors and/or workmen engaged by the Tenant but first approved by the Landlord, which approval shall not e unreasonably withheld. In any event, any and all work to be done or materials to be supplied hereunder shall be at the sole cost and expense of the Tenant and shall be done and supplied and paid for in the manner and according to such terms and conditions, if any, as the Landlord may reasonably prescribe. Any connections of apparatus to the electrical system, other than a connection to an existing base receptacle, and/or any connection of apparatus to the heating or air conditioning systems shall be deemed to be an alteration within the meaning of this clause.

4.16.02 The Tenant covenants with the Landlord that the Tenant shall promptly pay all charges incurred by the Tenant for any work, materials or services that may be done, supplied or performed in respect of the demised premises and shall forthwith discharge any liens at any time filed against and keep the lands and premises of which the

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                               -7-

demised premises form a part free from liens and in the event that the Tenant fails to do so, the Landlord may, but shall be under no obligation to, pay into Court the amount required to obtain a discharge of any such lien in the name of the Tenant and any amount so paid together with all disbursements and costs in respect of such proceedings on a solicitor and client basis shall be forthwith due and payable by the Tenant to the Landlord as additional rent. The Tenant shall allow the Landlord to post and keep posted on the demised premised any notices that the Landlord may desire to post under the provisions of the Builders Lien Act or other legislation.

4.16.03 The Tenant shall not without the prior written consent not be to unreasonably withheld of the Landlord put up any window drapes, blinds, awnings or other similar things or cover the floors with anything other than loose rugs.

Peaceful Surrender

4.17.01 Upon the termination of this Lease from any cause whatsoever, all alterations, additions, partitions and improvements which may be made or installed upon the demised premises by the Tenant or by the Landlord on behalf of the Tenant and which in any manner are attached to the floors, walls or ceilings will remain upon and be surrendered with the demised premises as a part thereof without disturbance, molestation or injury and together with any floor covering affixed to the floor of the demised premises and the drapes or other window coverings will be and become the property of the Landlord absolutely.

4.17.02 All articles of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture owned or installed by the Tenant at the expense of the Tenant in the demised premises shall remain the property of the Tenant and may be removed by the Tenant at any time during the term, provided that the Tenant at its expense shall repair any damage to the demised premises of the Building caused by such removal of the original installation.

Utilities

4.18 The Tenant shall pay all telephone, electric and other utility charges in connection with the demised premises that there is not a separate meter for measuring the consumption of and charging for electricity used in the demised premises the Tenant shall pay to the Landlord as additional rent in advance by monthly instalments such amount as may be required by the Landlord from time to time as a reasonable estimate of the cost of such electricity. The Tenant shall advise the Landlord forthwith of any appliances or business machines installed by the Tenant consuming or likely to consume large amounts of electricity and further on request from time to time shall provide the Landlord with a list of all electrical appliances and business machines used in the demised premises. The amount of electricity consumed on the demised premises in excess of electricity required by the Tenant for normal office use shall be as determined by the Landlord acting reasonably. The Tenant shall pay the Landlord for any such excess on demand.

Realty Taxes

4.19.01 In this paragraph the following phrases shall have the following meanings:

(a) "Tax" means an amount equivalent to all taxes, rates, duties, levies and assessments whatsoever whether municipal, parliamentary, school or otherwise charged upon the building, the lands and all improvements now or hereafter thereon or upon the Landlord on account thereof including all taxes, rates, duties, levies and assessments for local improvements but excluding any tax that has been attracted by the Tenant's improvements and equipment and excluding such taxes as corporate, income, profits or excess profit taxes assessed upon the income of the Landlord and shall also include any and all taxes that may in future be levied in lieu of Tax as hereinbefore defined: less any applicable Advance Tax but including taxes falling or having fallen due on a date outside the term of this lease.

(b) "Advance Tax" means any pre-billing or partial billing of Tax, including advance taxes falling or having fallen due on a date outside the term of this lease.

(c) "Proportionate Share" means that ratio having as its numerator the Rentable Area of the demised premises and as its denominator the Gross Rentable Area of the building of which the premises from a part. Notwithstanding the foregoing, in the event that the Landlord or its agent, acting in good faith, determines that in its opinion a more equitable allocation in appropriate for any specific cost or costs, the Proportionate Shares as it applies to such cost(s) shall take on a meaning consistent with such an allocation.

(d) "Pro Rata" means that ratio having as its numerator the number of days covered by both the term of this lease and the period to which the Tax or Advance Tax relates and having as its denominator the number of days in the period to which the Tax or Advance Tax relates.

4.19.02 The Tenant shall pay the Landlord as additional rent the Pro Rata. Proportionate Share of any Tax and of any Advance Tax at least one working day before such Tax or Advance Tax is payable by the Landlord to the taxing authority.

4.19.03 If any Tax shall be increased by reason of any alterations made in or to the demised premises by the Tenant or by the Landlord on behalf of the Tenant, the Tenant shall pay the amount of such increase as additional rent.

4.19.04 The Tenant shall pay the Landlord as additional rent the Pro Rata, Proportionate Share of any expense incurred by the Landlord in obtaining or attempting to obtain a reduction in the amount of Tax. In the event that the Tenant shall have paid its Proportionate Share pursuant to Clause 4.19.02 of this lease and the Landlord shall thereafter receive a refund of any portion of such Tax, the Landlord shall make an appropriate refund to the Tenant.

4.19.05 The Landlord will pay or cause to be paid all Taxes and Advance Taxes as directed by the relevant taxing authority when due. Compliance with this covenant notwithstanding, the terms of any penalty and/or interest provisions applicable to Taxes or Advance Taxes in arrears imposed by the taxing authority on the Landlord will also be imposed by the Landlord on the Tenant.

Operating Costs

4.20.01 In this paragraph the following phrases shall have the following meanings:

(a) "Operating Costs" means the total amount, without duplication, of all costs incurred or which will be incurred by the Landlord during the term, in accordance with generally accepted accounting principles, for the complete maintenance, repair, operation and administration of the lands, the building and the improvements thereon such as are in keeping with maintaining the standard of a first class commercial building complex and including, without limitation, the costs of: repairs and replacements as are of a non capital nature (except to the extent that the same are paid by insurance) and decoration of common areas, maintaining parking areas, all repairs and replacements required for such maintenance, heating, ventilating and air conditioning costs including, without limitation, the purchase of fuel, gas and steam for heating or other purposes and the cost of making repairs to the heating and air conditioning equipment, repair, maintenance and operation of all elevators and escalators, providing hot and cold water, providing electricity not otherwise chargeable to tenants, painting interior areas not normally rented to tenants and painting and otherwise maintaining the outside of the building, snow removal, landscape maintenance, janitorial services, refuse removal and window cleaning, fire, casualty, liability, loss of rental income and other insurance costs to limits that would be obtained by a prudent owner of a similar property, telephone and other utility costs and supplies and stationery, service contracts with independent contractors, provision or porters, reception staff and other non administrative personnel, including salaries, wages and fringe benefits, provision of security provision of accounting services and operational auditing, legal and other professional fees, sales and excise tax on goods and services provided by the Landlord in connection with the repair, maintenance, administration and operation as aforesaid and all other expenses including management fees paid or payable by the Landlord in connection with the operation of the building, improvements and lands, but, shall not include interest on debt or capital retirement of debt, costs as determined by the Landlord of repairing structural defects in the building or any amounts directly chargeable by the Landlord to any tenant or tenants as otherwise provided herein;

(b) "Proportionate Share" means that ratio having as its numerator the Rentable Area of the demised premises, and as its denominator the Gross Rentable Area of the building of which the premises from a part. Notwithstanding the foregoing, in the event that the Landlord or its agent acting in good faith, determines that in its opinion a more equitable allocation is appropriate for any specific cost or costs, then "Proportionate Share" as it applies to such cost(s) shall take on a meaning consistent with such an allocation.

(c) "Pro Rata" means that ratio having as its numerator the number of days covered by both the term of this lease and the Landlord's fiscal year and having as its denominator the number of days in the Landlord's fiscal year.

4.20.02 The Tenant shall pay the Landlord as additional rent the Pro Rata Proportionate Share of Operating Costs on receipt of notice from the Landlord. Such Proportionate Share payable hereunder may be estimated by the Landlord, in which event, the amount so estimated shall be paid by the Tenant in equal monthly rental payment date. If on this basis any overpayment shall have been made by the Tenant, or should any operating costs still be due and owing by the Tenant then, an adjustment within a reasonable time following the close of each fiscal year end of the Landlord shall be made by the Tenant or the Landlord as the situation warrants.

Care of Premises

4.21.01 The Tenant shall take good care of the demised premises and keep same in a clean, tidy and healthy condition.

4.21.02 The Tenant shall at its own expense replace or repair, under the direction and to the reasonable satisfaction of the Landlord, the glass, locks and trimmings of the doors and windows in or upon the demised premises that become damaged or broken except any glass, locks or trimmings damaged or broken by the Landlord, its employees, agents or contractors.

Quiet Enjoyment

5.00 The Landlord hereby covenants with the Tenant that the Tenant, paying the Rent hereby reserved and performing the covenants hereinbefore on the Tenant's part contained, shall and may peaceable possess and enjoy the demised premises for the term hereby granted without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under the Landlord.

Heating and Air Conditioning

5.01 The Landlord shall provide heating and air conditioning so that when heat is reasonably required for the reasonable use of the demised premises the Landlord will furnish heat therefore up to a reasonable temperature and when the heating systems is not in use and the Landlord considers that the air conditioning is reasonably required the Landlord will operate the air conditioning system in said building. The heating and air conditioning system shall be operated on an open floor basis adequate to service open and unpartitioned floors, but capable of being extended to service partitioned areas. The Landlord shall be relieved from its obligations to provide reasonable heating and air conditioning under the following circumstances:

(a) in any part of the demised premises on Saturdays, Sundays and public holidays, and before the hour of 8:00 a.m. and after of 6:00 p.m. on each business day;

(b) in those areas having exterior windows exposed to the sun where and when the Tenant fails to keep the window shading thereon fully closed;

(c) in those areas where the human occupation exceeds one person per 100 square fee of Rentable Area;

(d)	 in those offices, the formation of which has not been
consented to in accordance with Clause 4.16.01 of this lease;

(e) in areas where the average amount of electrical energy consumed by the lights and machines exceeds four watts per square foot.

The term "offices" as used herein shall mean any part of the demised premises that is partitioned off or substantially separated from the remainder of the demised premises;

Janitor Services

5.02 The Landlord shall cause, the floors and demised premises to be swept or vacuumed, and normal office refuse removed, the windows washed and the desks, tables and other furniture dusted but the Landlord shall not be responsible for any act of omission or commission on the part of any person or persons employed to perform these tasks and such tasks will be carried out by bonded contractors on a daily basis, excepting weekends, and statutory holidays save and except for window washing.

Building Directory

5.03 The Landlord shall keep in the main entrance of the building, by which entry is made to the demised premises, a proper index or directly of the building and to insert thereon the name of the Tenant and the number of the Tenant's office in proper lettering, the character of which shall be at the option of the Landlord.

Damage or Destruction of Premises

6.00.01 Provided that if during the term hereby demised or any renewal thereof the demised premises shall be damaged or destroyed by a peril or perils that would be covered by a standard fire insurance policy with Extended Coverage Endorsement attached thereto, the Rent shall abate in the proportion that the part of the demised premises rendered unfit to occupancy bears to the whole of the demised premises until the demised premises are rebuilt, and the Landlord agrees that it will with reasonable diligence repair the demised premises unless the Tenant is obligated to repair under the terms hereof or unless this lease is terminated as hereinafter provided; subject always to the provisions of paragraphs 6.00.02 and 6.00.03.

6.00.02 If the demised premises are damaged or destroyed by any clause whatsoever and if in the opinion of the Landlord reasonably arrived at the demised premises cannot be rebuilt or made fit for the purposes of the Tenant within 90 days of the damage or destruction, the Landlord, instead of rebuilding or making the demised premises fit for the Tenant, may, at its option, determine this lease by giving the Tenant within 30 days of such damage or destruction notice of termination and thereupon Rent and any other payment for which the Tenant is liable under this lease shall be appointed and paid to the date of such damage or destruction and the Tenant shall immediately deliver up possession of the demised premises to the Landlord.

6.00.03 Provided that if the building or part thereof shall be damaged or destroyed and such damage or destruction shall, in the opinion of the Landlord, materially interfere with the enjoyment of the demised premises by the Tenant, the Rent in respect of the demised premises shall abate in proportion to such interference during the period such interference shall continue.

6.00.04 Provided further that, irrespective of whether the demised premises are damaged or destroyed in the event that 50% or more of the Gross Rentable Area in the building is damaged or destroyed by any cause whatsoever and if in the opinion of the Landlord reasonably arrived at the said Rentable Area cannot be rebuilt or made fit for the purposes of the tenants of such space within 180 days of the damage or destruction, the Landlord may at its option terminate this lease by giving the Tenant within 30 days after such damage or destruction notice of termination requiring vacant within 30 days after such damage or destruction notice of termination requiring vacant possession of the demised premises 60 days after the delivery of the notice of termination and thereupon Rent and any other payment for which the Tenant is liable under this lease shall be apportioned and paid to the date upon which vacant possession is required and the Tenant shall deliver up possession of the demised premises to the Landlord in accordance with such notice of termination.

Access to Premises, Use of Common  Areas, Etc.

6.01 The Landlord agrees that during the term of this lease the Tenant and the employees, agents, customers and invitees respectively of the Tenant shall have the rights and shall comply with the provisions set forth in the Second Part of Schedule A hereto annexed, subject as set forth in this lease, including said part of said Schedule; said Schedule A shall be deemed to be a part of this lease. The Tenant shall comply with such provisions.

Landlord's Right To Do Work

6.02.01 The Landlord shall have the right to make additions to and/or improvements or installations in and/or repairs to the building and/or the common outside areas and whenever reference is made in this lease to the building or the common outside areas, it shall mean the building and/or the common outside areas as the same may be changed, added to or improved from time to time and in relation to any such additions, improvements, installations, or repairs the Landlord may cause such reasonable obstructions of and interference with the use of enjoyment of the building, the demised premises and/or common outside areas as may be reasonably necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, water or other services when necessary and until said additions, improvements, installations or repairs shall have been completed and there shall be no abatement in Rent nor shall the Landlord be liable by reason thereof provided that all such additions, improvements, installations or repairs shall be made as expeditiously as reasonably possible.

6.02.02 The Landlord and any persons authorized by the Landlord shall have the right to use, install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the demised premises for or in connection with the supply of any services shall include, without limiting the generality of the foregoing, gas, electricity, water, sanitation, heating, air conditioning and ventilation.

6.02.03 The Landlord and any persons authorized by the Landlord shall have the right to enter upon the demised premises upon reasonable notice to the Tenant to make such decorations, repairs, alterations, improvements or additions as it may deem reasonable and the Landlord or any persons authorized by the Landlord shall be allowed to take all materials into and upon the said premises that may be required therefore. The Rent hereunder shall in no way abate while such decorations, repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of the Tenant because of the prosecution of any such work.

Landlord's Right To Inspect and Display Sign

6.03 Provided also that during the term hereby created any person or persons may inspect the demised premises and all parts thereof at all reasonable times and with reasonable notice on producing a written order to that effect signed by the Landlord or its agents.

Landlord May Perform Tenant's Covenants Etc.

6.04 If the Tenant shall fail to perform or cause to be performed each and every one of the covenant and obligations of the Tenant in this lease contained the Landlord shall have the right (but shall not be obligated) to perform or cause the same to be performed and to do or cause to be done such things as may be necessary or incidental thereto (including, without limiting the foregoing, the right to make repairs, installations, erections and expend moneys) and all payments, expenses, charges, fees and disbursements incurred or paid by or on behalf of the Landlord in respect thereof shall be paid by the Tenant to the Landlord forthwith.

Re-Entry

6.05.01 Provided, and it is hereby expressly agreed, that if and whenever the Rent hereby reserved, or any part thereof, shall be unpaid for fifteen days after any of the days on which the same ought to have been paid or remain unpaid after five (5) days written notice thereof, or in the case of the breach or non-performance of any of the covenants or agreements herein contained on the part of the Tenant that is not cured by the Tenant within 30 days from the date of its happening and such breach continues by the Tenant within 30 days from the date of its happening and such breach continues after ten (10) days written notice thereof (or such further periods as may be reasonably necessary provided that the Tenant has commenced the curing forthwith and continues with same with all due diligence), then and in either of such cases, it shall be lawful for the Landlord at any time thereafter, to enter the demised premises or any part thereof, in the name of the whole to re-enter, and the same to have again, repossess and enjoy, as of the Landlord's former estate, anything hereinafter contained to the contrary notwithstanding.

6.05.02 In case the Landlord shall re-enter the demised premises prior to the expiry of this lease by reason of default by the Tenant hereunder, the Tenant shall be liable to the Landlord for the amount of the Rent for the remainder of the term of this lease as if such re-entry had not been made less the actual amount received by the Landlord after such re-entry in respect of any subsequent leasing applicable to the remainder of the term.

Waiver of Exemptions

6.06 That in consideration of the premises and of the leasing and letting by the Landlord to the Tenant of the demised premises for the term hereby created (and it is upon that express understanding that these presents are entered into) that notwithstanding anything contained in any Statue or in any Statue that may hereafter be passed, none of the goods or chattels of the Tenant at any time during the continuance of the term hereby created situate on the demised premises shall be exempt from levy by distress for Rent in arrears by the Tenant as provided for in any such Statute or any amendment or amendments thereto, and that upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in any such Statute or amendment or amendments thereto; the Tenant waiving as the Tenant hereby does all and every benefit that could or might have accrued to the Tenant under and by virtue of any such Statute or any amendment or amendments thereto but for this covenant.

Bankruptcy, Etc.

6.07 The Tenant covenants that if the term hereby granted shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant or if the Tenant shall make any assignment for the benefit of creditors, or becoming bankrupt or insolvent shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors, then in any such case the said term shall at the option of the Landlord, immediately become forfeited and void and the then current month's Rent and the Rent for the three months next following shall immediately become due and payable and in such case it shall be lawful for the Landlord at any time thereafter enter into and upon the demised premises, or any part thereof, in the name of the whole to re-enter and the same to have again, repossess and enjoy as of its former estate; anything herein contained to the contrary notwithstanding.

Follow Chattels

6.08 Provided that in case of removal by the Tenant of the goods and chattels of the Tenant from the premises, the Landlord may follow the same for thirty days.

Overlooking and Condoning

6.09 Any condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall not operate as a waiver of the Landlord's rights hereunder in respect of any subsequent default, breach or non-observance nor so as to defeat or affect in any way the rights of the Landlord hereunder in respect of the subsequent default, breach or non-observance.

Occupancy Availability

6.10 If the demised premises shall not be available for occupancy by the Tenant upon the date of commencement of the term hereby demised, the Rent under this lease shall abate until the demised premises are available for occupancy and the Landlord shall not be liable in any way for the consequences of occupancy not being available to the Tenant upon the date of commencement.

Overholding

6.11 If at the expiration of the term of this lease the Tenant shall hold over with the consent of the Landlord, the tenancy of the Tenant thereafter shall, in the absence of written agreement to the contrary, be from month to month only at a Rent per month equal to one-tenth of the Rent payable for the year immediately preceding such expiration, payable monthly in advance on the first day of each lease month and shall be subject to all other terms and conditions of this lease.

Removal of Fixtures, Etc.

6.12 The Landlord may elect to require the Tenant to remove all or any part of the business and trade fixtures, machinery and equipment, cabinet work furniture and movable and immovable partitions owned or installed by or on behalf of the Tenant at the expiration of this Lease, in which event such removal shall be done at the Tenant's expense and the Tenant shall, at its expense, repair any damage to the demised premises or to the Building caused by such removal.

If the Tenant does not remove the property as set out in this paragraph after written demand by the Landlord, such property shall, if the Landlord elects, be deemed to become the Landlord's property or the Landlord may remove the same at the expense of the Tenant and the cost of such removal will be paid by the Tenant forthwith to the Landlord on written demand, and the Landlord will not be responsible for any loss or damage to such property because of such removal and any written demand for removal of the same shall be given within thirty (30) days after the termination of this Lease.

Unavoidable Failures or Delays by Landlord

6.13 Whenever and to the extent that the Landlord shall be unable to fulfill or shall be delayed or restricted in the fulfilment of any obligations hereunder in respect of the supply or provision of heating, air conditioning, elevator or janitor services, or any other service or utility or the doing of any work by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason of any statue, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administration controller or board of any governmental department or officer or other authority or by reason of not being able to obtain any permission or authority required thereby or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord shall be relived from the fulfilment of such obligation and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. There shall be no deduction from the Rent by reason of any such failure or cause, provided such is rectified within a reasonable time acting expeditiously and in good faith of such occurrence.

Landlord Not Responsible For Injuries, Loss, Damage, Etc.

6.14 Provided that the same shall not be as a consequence of the negligent act or omission of the Landlord, or of default of the Landlord's covenants herein, the Landlord shall not be responsible in any way for any injury to any person or for any loss of or damage to any property belonging to the Tenant or to other occupants of the demised premises or to any person for whom the Tenant shall be responsible in law from time to time attending at the demised premises while such person or property is in or about the building or any areaways, parking areas, lawns, sidewalks, steps, truckways, platforms, corridors, stairways, elevators or escalators in connection therewith, including without limiting the foregoing, any loss of or damage to any such property caused by theft or breakage, or by steam, water, rain or snow that may leak into, issue or flow from any part of the said building or any adjacent or neighbouring lands or premises or from any other place or quarter or for any loss of or damage caused by or attributable to the condition or arrangements of any electric or other wiring or for any damage caused by smoke or for any other loss whatsoever with respect to the demised premises and/or any business carried on therein.

No Liability For Indirect Damages, Etc.

6.15 Under no circumstances shall the Landlord be liable for indirect or consequential damage or damages for personal discomfort or illness by reason of the non-performance of partial performance of any covenants of the Landlord herein contained including the heating of the demised premises or the operation of the air conditioning equipment, elevators, plumbing or other equipment in the said building or the demised premises.

No Representation by Landlord

6.16 There is no promise, representation or undertaking by or binding upon the Landlord with respect to any alterations, remodelling or decorating of or installation of equipment or fixtures in the demised premises or the building except such, if any, as is expressly set forth in this lease, and this lease contains all the agreements and conditions made between the parties hereto.

Subordination

6.17.01 The Tenant covenants and agrees with the Landlord that the Tenant shall from time to time upon the written request of the Landlord, enter into an indenture (I) subordinating the term hereby demised and the rights of the Tenant hereunder to any mortgage or ground lease, present or future, which includes the demised premises or, at the option of the Landlord, (ii) agreeing that the term hereby demised shall be prior to any such mortgage or ground lease.

6.17.02 Notwithstanding any such postponement or subordination as aforesaid the Tenant agrees that its obligations under the lease and pursuant to this indenture shall remain in full force and effect notwithstanding any action at any time taken by a mortgagee of the lands to enforce the security of any mortgage; provided, however, that any postponement or subordination given hereunder shall reserve to the Tenant the right to continue in possession of the demised premises under the terms of this lease so long as the Tenant shall not be in default under such terms.

Notices

6.18 Any notice herein provided for or given hereunder if given by the Tenant to the Landlord shall be sufficiently give if mailed in Canada by registered mail, postage prepaid to the Landlord at #404
- 1199 West Hastings Street, Vancouver, British Columbia V6E 3T5. Any notice herein provided for or given hereunder, if given by the Landlord to the Tenant, shall be sufficiently given if mailed as aforesaid addressed to the Tenant at the demised premises or left at the demised premises. Any notice mailed as aforesaid shall be conclusively deemed to have been given on the fourth business day following the day on which such notice is mailed as aforesaid. Either the Landlord or the Tenant may at any time give notice in writing to the other of any change or address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of such notices thereafter. The word "notices" in this paragraph shall be deemed to include any request, demand, direction or statement in writing in this lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

Payments to Landlord

6.19.01 All payments required to be made by the Tenant under or in respect of this lease shall be made, at such place or places as the Landlord may designate in writing, to the Landlord or to such agent or agents of the Landlord as the Landlord shall hereinafter from time to time direct in writing to the Tenant. The Tenant shall pay to the Landlord interest at twenty four per cent (24%) per annum, calculated and due daily and compounded monthly, on all payments of Rent and other sums required to be made under the provisions of this lease that have become overdue so long as such payments remain unpaid.

6.19.02 All sums paid or expenses incurred hereunder by the Landlord that ought to have been paid or incurred by the Tenant or for which the Landlord hereunder is entitled to reimbursement from the Tenant, including any interest owing to the Landlord hereunder, may be recovered by the Landlord as additional rental by any and all remedies available to it for the recovery of Rent in arrears.

No Changes or Waivers

6.20 No assent or consent to changes in or waiver of any of this indenture in spirit or letter shall be deemed or taken as made unless the same be done in writing and attached to or endorsed hereon by the Landlord; the Landlord's janitors, superintendents and/or agents (unless such agents are authorised in writing by the Landlord) are not authorised to amend this indenture and any alterations, amendments or qualifications made by the said Landlord's janitors, superintendents and/or agents (unless such agents are so authorised) shall be null and void.

Marginal Notes

6.21 The marginal notes in this lease form no part of this lease and shall be deemed to have been inserted for convenience of reference only.

Interpretations

6.22 Unless the context otherwise requires, the word "Landlord" wherever it is used herein shall be construed to include and shall mean the Landlord, its successors and/or assigns, and the word "Tenant" shall be construed to include and shall mean the Tenant, and the executors administrators, successors and/or assigns of the Tenant and when there are two or more Tenants or two or more persons bound by the Tenant's covenants herein contained their obligations hereunder shall be joint and several; the word "Tenant" and the personal pronoun "it" relating thereto and used therewith shall be read and construed as Tenants, and "his", "its" or "their" respectively as the number and gender of the party or parties referred to each require and the number of the verb agreeing therewith, shall be construed and agree with the said word or pronoun so substituted.

Registration

6.23 The parties hereto agree that this lease may be registered in any Land Title Office provided that any costs thereto, whether direct or indirect, are borne by the Tenant.

Heating and Air Conditioning

6.24 Notwithstanding anything contained in Clause 5.01, the Tenant acknowledges that a reasonable time will be required in order to fully adjust and balance the heating and air conditioning systems if and when such adjustments and balancing are required. If any of the apparatus of the heating and air conditioning systems is defective or is in need or repair or maintenance or becomes damaged or inoperative, the Landlord shall have a reasonable time to correct same and will use all reasonable efforts to do so with due diligence.

Enuring Effect

6.25 This lease will enure to the benefit of and be binding upon the Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

Option to Renew

6.26 Provided the Tenant is not in default under this lease and shall have given to the Landlord, at least three (3) months prior to the expiration of this lease, written notice of its election to renew this lease, the Tenant shall have the option to renew this lease for a further term of 60 months upon the same terms and conditions as outlined herein except for any tenant inducements or allowances and option to terminate, this option to renew provision, and the Base Rent, which Base Rent shall be negotiated and in no case shall be less than the final Base Rent outlined herein. Failing agreement, the Base Rent shall be determined by a single arbitrator under the Commercial Arbitration Act of British Columbia from time to time.

Option to Terminate

6.27 The Tenant shall have the option to terminate this lease on the third anniversary of the commencement date of the lease by giving the Landlord six (6) months' written notice of its intention of doing so. Along with this notice, the Tenant shall submit a cheque payable to the Landlord equal to three months' gross rent, as a payment for this termination option.

IN WITNESS WHEREOF the parties hereto have executed this Indenture.

THE CORPORATE SEAL OF
FIRWOOD LAND AND TRADING
COMPANY LIMITED WAS HEREUNTO
AFFIXED THIS 4th DAY OF MARCH, 1999
IN THE PRESENCE OF

\s\ W. Campbell
______________________________________

\s\ Michael Johnson
______________________________________


THE CORPORATE SEAL OF
WCOLLECT.COM CORP.,
WAS HEREUNTO AFFIXED THIS
1st DAY OF MARCH, 1999
IN THE PRESENCE OF

\s\ Stewart Irvine                  \s\ Marsh McLeod
__________________________		________________________________
						(WITNESS)
                                            C/S

THE CORPORATE SEAL OF
VARCOM INC.
WAS HEREUNTO AFFIXED THIS
1st DAY OF MARCH, 1999
IN THE PRESENCE OF

\S\ Paul Cultum				\s\ Marsh McLeod
__________________________		________________________________
						(WITNESS)


THE CORPORATE SEAL OF
IGEAR DEVELOPMENT CORPORATION
WAS HEREUNTO AFFIXED THIS
1st DAY OF MARCH, 1999
IN THE PRESENCE OF

\s\ Tracy Kurz				\s\ Marsh McLeod
__________________________		________________________________
						(WITNESS)

                           SCHEDULE "A"

                  Referred to in Annexed Lease


First Part

The demised premises, being (approximately)
5,633 square feet of Usable Area plus a 272 square feet apportionment of Common Area for a total of 5,905 square feet of Rentable Area, are situated on the 7th floor(s) of the building and are shown on the floor plan hereto annexed to this Schedule A. Said building is situate upon the lands described in Schedule B to the said lease.

	The demised premises shall exclude the outside face of all perimeter walls of the demised premises but shall include windows and doors in said perimeter walls. The demised premises shall include all installations, fixtures and furnishings and other amenities situate in the demised premises.

Second Part

The Tenant and the employees, agents, customers and invitees respectively of the Tenant shall (subject as provided in said lease) have the following rights as appurtenant to the demised premises in common with all others from time to time entitled thereto:

(a)	between the hours of 8:00 a.m. and 6:00 p.m.
daily except on Saturdays, Sundays and public holidays, the right to use, for the purpose of access to and egress from the demised premises, such entrances to and exits from the building and for the purposes aforesaid the right to use the elevator or elevators (except during the making of repairs thereto) and corridors in connection therewith as may be designated from time to time by the Landlord. At times other than those mentioned in the preceding sentence, access to and egress from the building shall be available to the Tenant subject to such safeguards as the Landlord may, in its reasonable discretion, take for the security of the building. And

(b)	if washrooms for both sexes are not included
within the demised premises, the right to use such washrooms as may be designated from time to time by the Landlord.

[Blueprint diagram of leased area]

WICKLOW WEST HOLDINGS LTD.
1201 WEST PENDER ST.
VANCOUVER B.C.

Date: May 24, 1989
Scale: 1:209

                           SCHEDULE "B"


                  Referred to in Annexed Lease

Legal Description:


Lots 21 and 22
Block 29
District Lot 185
Plan 92

Municipal Address:

1201 West Pender Street, Vancouver, BC

                         SCHEDULE "C"

        Rules and Regulations Referred to in Annexed Lease


1.	The sidewalks, entrances, elevators, stairways and
corridors of the building shall not be obstructed by any of the tenants or used by them for any other purpose than for ingress and egress to and from their respective premises; and no tenant shall place or allow to be placed in the hallways, corridors or stairways, entrances, elevators, etc., any waste paper, garbage, refuse or anything that shall tend to make them appear unclean or untidy.

2.	The doors and windows or other apertures that reflect or
admit light or air into the passageways or into any portion of the building will not be covered or obstructed by tenants.

3.	The washrooms shall be used only for the purpose for
which they were designed and nothing shall be placed down lavatories that might cause them to block

4.	Elevator doors will not be held open while conversations
are carried on.

5.	During peak periods, the elevators will be used for
transporting passengers only and during these periods no large parcels or items of equipment will be permitted on the elevators, and the doors will be permitted to remain open only long enough to enable passengers to step on or off the elevator cab. For the purposes of this rule, peak periods are considered as between 8:00 a.m. and 9:30 a.m. in the morning, between 12:00 noon and 2:00 p.m. in the afternoon and between 4:00 p.m. and 5:30 p.m. in the evening.

6.	Arrangements must be made with the Landlord ahead of time
when elevators are to be used for carrying freight, furniture, etc. the elevators must not be used for this purpose until the Landlord has given its consent and the elevator cabs have been properly protected.

7.	Tenants will assume full responsibility for any damage
occasioned to the elevators, passageways, staircases, doorways, windows, etc. as a result of moving any freight or furniture in or out of the premises.

8.	The Landlord's janitors shall be permitted access for the
purpose of cleaning the office areas at the appointed hours and they must not be delayed in their work.

9.	[Deleted]

10.	 No noise shall be made that might disturb other
tenants.

11.	 No animals shall be allowed on the premises at any
time.

12.	 No bicycle or other vehicles will be brought within
the building.

13.	 The premises shall not be used as overnight
sleeping accommodation, for public sales, or for entertaining purposes.

14.	Arrangements must be made with the Landlord ahead of
time if any public meeting is to be held and the meeting shall not be held until the Landlord's consent is obtained.

15.	Arrangements must be made with the Landlord ahead of
time when tenants wish to install telephones, business machines, electrical appliances, etc.; and these installations will not be made until the Landlord's consent is obtained.

16.	Windows will not be left open so as to admit rain or
snow.

17.	Tenants will not alter any existing locks nor will
any additional locks or similar devices be attached to any door or window, without Landlord consent. Such consent not to be unreasonably withheld.

18.	Any keys made available to tenants for the purpose
of providing access to the exterior doors of the building shall not be duplicated and shall be returned to the Lessor immediately the lease has terminated.

19.	All adjustments to mechanical equipment such as
thermostats, radiators, diffusers, etc., must be made by the Landlord's staff and no one else.

20.	If a tenant wishes to put up any drapes or blinds in
any of the windows of the exterior of the building, the Landlord's consent must be obtained and the drapes or blinds put up must conform in every way with others existing at the present time in other exterior areas of the building.

21.	No admittance to the roof or equipment rooms by any
unauthorized personnel is permitted.

22.	It shall be the responsibility of tenants to prevent
any person from throwing objects out of windows or into the ducts or stairwells of the building, and the Tenant will pay for any cost, damage or injury resulting from any such act or acts.

23.	Tenants shall provide adequate receptacles for
garbage, refuse and waste paper and all such garbage, refuse and waste paper shall be placed in such containers.

24.	Tenants shall not bring upon their premises any
safes, heavy equipment, motors or any other thing that might damage the said building.